UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – November 26, 2021

Commission File Number 0-23320

OLYMPIC STEEL, INC.
(Exact name of registrant as specified in its charter)

Ohio	34-1245650
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

22901 Millcreek Blvd., Suite 650 Highland Hills, OH	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 292-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	ZEUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2021, the Company and Mr. Richard A. Manson entered into an employment agreement (the “Employment Agreement”), effective January 1, 2022. Under the Employment Agreement, Mr. Manson will serve as Chief Financial Officer of the Company for a term ending January 1, 2027. The term will be automatically renewed on January 1, 2027 for an additional three years unless either the Company or Mr. Manson provides six months advance notice of a desire to not renew the term. Under the Employment Agreement, Mr. Manson will receive a base salary of $550,000 per year, subject to possible increases as determined by the Company’s Board of Directors (the “Board”) or duly authorized committee of the Board. During the period of employment, Mr. Manson will be eligible to participate in certain welfare and retirement plans of the Company. In addition, Mr. Manson will be eligible for an annual performance bonus under the Company’s Senior Management Compensation Plan of 2018, as amended (the “Bonus Plan”), or such other bonus plan that may replace such plan, with the actual payout determined based on the Company’s performance against specific target levels as determined by the Board or an authorized committee thereof. Mr. Manson will be eligible to participate in any long-term incentive plan, which may be created or amended by the Board from time to time. If the Company terminates Mr. Manson’s employment other than due to “good cause” or “disability” (as each term is defined in the Employment Agreement) during the term of the Employment Agreement and the termination does not otherwise entitle Mr. Manson to payments under his Management Retention Agreement with the Company, subject to execution by Mr. Manson of a customary release of claims against the Company, Mr. Manson will receive continued base salary and benefits under the Employment Agreement for the period ending on the earlier of (i) January 1, 2027 (or January 1, 2030 if the Employment Agreement is renewed) or (ii) the second anniversary of the termination of his employment and at the discretion of the Compensation Committee of the Board, a pro-rata portion of the performance bonus that would have been earned for the year of termination. If Mr. Manson’s employment terminates during the term of the Employment Agreement due to death or disability, and he or his beneficiaries are not entitled to any payments under his Management Retention Agreement with the Company, Mr. Manson or his estate or beneficiaries will continue to receive his base salary for twelve months and his spouse and minor children will be entitled to twelve months of continued health insurance at the expense of the Company. The Employment Agreement includes non-competition and non-solicitation covenants that will be in effect while Mr. Manson is employed by the Company and for the two-year period following the termination of his employment. Compensation under the Employment Agreement is subject to potential clawback in certain circumstances as further described in the Employment Agreement.

The foregoing is only a brief description of the material terms of the Employment Agreement, does not purport to be a complete description of the Employment Agreement, and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.42 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description of Exhibit

10.42	Employment Agreement, effective as of January 1, 2022, by and between the Company and Richard A. Manson.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.

Date: November 26, 2021	By:	/s/ Richard T. Marabito
Richard T. Marabito
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.42	Employment Agreement, effective as of January 1, 2022, by and between the Company and Richard A. Manson.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)